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                                                                  EXHIBIT (8)(p)

                 AMENDMENT NO. 7 TO FUND PARTICIPATION AGREEMENT

This Amendment No. 7, dated as of September 10, 2014, by and among NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST ("Trust"), NEUBERGER BERMAN MANAGEMENT LLC, (formerly, Neuberger Berman Management Inc.) ("NBM") and THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK ("LIFE COMPANY") is made to the Fund Participation Agreement, dated as of October 2, 2000, as amended, by and among the Trust, NBM and LIFE COMPANY (the "Agreement"). Terms defined in the Agreement are used herein as therein defined.

      WHEREAS, the Trust, NBM and LIFE COMPANY desire to amend the list of portfolios available for investment by the Separate Accounts designated in the Agreement as set forth in Appendix A;

      WHEREAS, the Trust, NBM and LIFE COMPANY desire to amend the Separate Accounts as set forth in Appendix B in order to add a Separate Account;

      WHEREAS, the parties wish to update provisions in the Agreement relating to representations and warranties, indemnification and confidentiality; and

      NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1. Appendix A of the Agreement is hereby deleted in its entirety and replaced with new Appendix A attached hereto.

2. Appendix B of the Agreement is hereby deleted in its entirety and replaced with new Appendix B attached hereto.

3.    AMENDMENT TO SECOND PARAGRAPH OF SECTION 3.2. The second paragraph of
      Section 3.2 is hereby deleted and replaced with the following:

      LIFE COMPANY will submit any bills for printing, duplicating and/or mailing costs, relating to the TRUST documents described above, to TRUST for reimbursement by TRUST. LIFE COMPANY shall monitor such costs and shall use its best efforts to control these costs. If requested by LIFE COMPANY, the TRUST shall provide such documentation (including a final copy of the TRUST's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for LIFE COMPANY to print together in one document the current prospectus for the Variable Contracts issued by LIFE COMPANY and the current prospectus for the TRUST. Should LIFE COMPANY wish to print any of these documents in a format different from that provided by TRUST, LIFE COMPANY shall provide TRUST with sixty (60) days' prior written notice and LIFE COMPANY shall bear the cost associated with any format change. LIFE COMPANY may also utilize TRUST's current prospectus, reports and other informational materials on LIFE COMPANY'S intranet and internet web-sites. The posting of such materials on LIFE COMPANY'S internet or intranet web-sites will not relieve LIFE COMPANY of its responsibility for delivery of documents as provided in Section 2.1 (ix) herein.

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4.    AMENDMENT TO SECTION 4.1. Section 4.1 is hereby deleted in its entirety and replaced with the following:

      4.1 LIFE COMPANY will furnish, or will cause to be furnished, to TRUST and NBM, a template of each piece of sales literature or other promotional material in which TRUST or NBM is named, prior to its intended use. Any substantially similar pieces need not be submitted for review. No such material will be used if TRUST or NBM reasonably objects to its use in writing within ten (10) Business Days after receipt of such material.

5. AMENDMENT TO SECTIONS 7.1, 7.2 AND 7.3. Sections 7.1, 7.2 and 7.3 are hereby deleted in their entirety and replaced with the following Sections
      7.1 and 7.2:

      7.1 LIFE COMPANY hereby agrees to and shall indemnify and hold harmless TRUST and NBM and each of their Trustees, directors, officers, employees and agents and each person, if any, who controls TRUST or NBM within the meaning of Section 15 of the '33 Act (collectively, TRUST and NBM shall be referred to as the "Indemnified Parties" for purposes of this Section 7.1 and 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

            (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the disclosure documents, or sales literature for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to LIFE COMPANY by or on behalf of TRUST for use in the disclosure documents or sales literature for the Variable Contracts or in the Variable Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

            (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of TRUST not supplied by LIFE COMPANY, or persons under its control) or wrongful conduct of LIFE COMPANY or any of its directors, officers, employees or agents, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or
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            (c)   arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of TRUST or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to TRUST for inclusion therein by or on behalf of LIFE COMPANY; or

            (d) arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.

      it being understood that in no way shall NBM be liable to the LIFE COMPANY with respect to any violation of insurance law, compliance with which is a responsibility of the LIFE COMPANY under this Agreement or otherwise or as to which the LIFE COMPANY failed to inform NBM. This indemnification is in addition to any liability that NBM may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

      7.2 LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

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6.    AMENDMENT TO SECTIONS 7.4, 7.5 AND 7.6. Sections 7.4, 7.5 and 7.6 are
      hereby deleted in their entirety and replaced with the following Sections
      7.3 and 7.4:

      7.3 NBM hereby agrees to, and shall, indemnify and hold harmless the LIFE COMPANY and each person who controls or is affiliated with the LIFE COMPANY within the meaning of such terms under the 1933 Act or 1940 Act and any officer, director, employee or agent of the foregoing (LIFE COMPANY shall be referred to as the "Indemnified Party" for purposes of this Section 7.3 and 7.4), against any and all losses, claims, damages or liabilities, joint or several (including any investigative, legal and other expenses reasonably incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities:

            (a) arise out of or are based upon any untrue statement of any material fact contained in the Trust Registration Statement, any Prospectus for Series or Classes or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; provided that this obligation to indemnify shall not apply if such statement or omission was made in reliance upon and in conformity with information furnished in writing by the LIFE COMPANY to the Trust or NBM for use in the Trust Registration Statement, Trust Prospectus or sales literature or promotional material for the Trust (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Variable Contracts or Trust shares; or

            (b) arise out of any untrue statement of a material fact contained in the Variable Contracts Registration Statement, Variable Contracts Prospectus or sales literature or other promotional material for the Variable Contracts (or any amendment or supplement to any of the foregoing), or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, if such statement or omission was made in reliance upon information furnished in writing by NBM to the LIFE COMPANY; or

            (c) arise out of or are based upon willful misfeasance, bad faith, gross negligence or reckless disregard by NBM or persons under its control with respect to the sale of Trust shares; or

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            (d)   arise out of any material breach by NBM or persons under its control of this Agreement (including any breach - whether or not material - of any warranties contained in Sections 2.2 and
                  2.3 hereof);

      it being understood that in no way shall NBM be liable to the LIFE COMPANY with respect to any violation of insurance law, compliance with which is a responsibility of the LIFE COMPANY under this Agreement or otherwise or as to which the LIFE COMPANY failed to inform NBM. This indemnification is in addition to any liability that NBM may otherwise have; provided, however, that no party shall be entitled to indemnification if such loss, claim, damage or liability is caused by the willful misfeasance, bad faith, gross negligence or reckless disregard of duty by the party seeking indemnification.

      7.4 NBM shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified NBM in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify NBM of any such claim shall not relieve NBM from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against an Indemnified Party, NBM shall be entitled to participate at its own expense in the defense of such action. NBM also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from NBM to such party of NBM's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and NBM will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7. AMENDMENT OF ARTICLE II. Article II of the Agreement are hereby deleted in its entirety and replaced with the following:

      Article II. Representations and Warranties

      2.1 The Company represents and warrants that: (i) the LIFE COMPANY is an insurance company duly organized and in good standing under Texas insurance law; (ii) each Separate Account is a validly existing separate account, duly established and maintained in accordance with applicable law; (iii) each Separate Account's 1940 Act Registration Statement has been filed with the SEC in accordance with the provisions of the 1940 Act and such Account is duly registered as a unit investment trust thereunder;
      (iv) the Variable Contracts' Registration Statement has been declared effective by the SEC unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts; (v) the Variable Contracts will be issued in compliance in all material respects with all applicable Federal and state laws; (vi) the Variable Contracts

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      have been filed, qualified and/or approved for sale, as applicable, under the insurance laws and regulations of the states in which the Variable Contracts will be offered; (vii) each Separate Account will maintain its registration under the 1940 Act and will comply in all material respects with the 1940 Act; (viii) the Variable Contracts currently are, and at the time of issuance and for so long as they are outstanding will be, treated as annuity contracts, life insurance policies, or modified endowment contracts, whichever is appropriate, under applicable provisions of the Code; (ix) it shall deliver such prospectuses, statements of additional information, proxy statements and periodic reports of the Trust as required to be delivered under applicable federal or state law and interpretations of federal and state securities regulators thereunder in connection with the offer, sale or acquisition of the Variable Contracts;
      (x) the LIFE COMPANY's entering into and performance its obligations under this Agreement does not and will not violate its charter documents or by-laws, rules or regulations, or any agreement to which it is a party; and (xi) with respect to any Separate Accounts (a) the principal underwriter for each Separate Account and any subaccounts thereof is a broker or dealer registered with the SEC under the Securities Exchange Act of 1934 or a person controlled (as defined in the 1940 Act) by such a broker or dealer; (b) shares of a Portfolio are and will continue to be the only securities held by the relevant subaccount; (c) it will either
      (1) seek instructions from Contract Owners with account value in the Separate Accounts allocated to shares of a Portfolio with regard to the voting of all proxies solicited in connection with the Portfolio and will vote those proxies only in accordance with those instructions, or (2) vote such Portfolio shares held in the Separate Accounts in the same proportion as the vote of all the Portfolio's other shareholders; and (d) it will not substitute another security for shares of the Portfolio held in a Separate Account unless the SEC has approved the substitution in the manner provided in Section 26 of the 1940 Act. The Company will notify the Trust promptly if for any reason it is unable to perform its obligations under this Agreement.

      2.2 The Trust represents and warrants that: (i) the Trust is duly organized and validly existing under the laws of Delaware and that each Portfolio does and will comply in all material respects with the 1940 Act and the rules and regulations thereunder; (ii) the Trust's 1940 Act Registration Statement has been filed with the SEC in accordance with the provisions of the 1940 Act and the Trust is duly registered as an open-end management investment company thereunder; (iii) the Trust's Registration Statement has been declared effective by the SEC and the Portfolio shares offered and sold pursuant to the Agreement will be registered under the 1933 Act prior to and at the time of any issuance or sale of such shares;
      (iv) the Trust shares will be issued in compliance in all material respects with all applicable federal laws; (v) the Trust will remain registered under and will comply in all material respects with the 1940 Act during the term of this Agreement; (vi) the Trust shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust; (vii) the Portfolios are currently qualified and will use their reasonable best efforts to continue to qualify as regulated investment companies under Subchapter M of the Code and the Trust shall promptly notify LIFE COMPANY upon: (a) having a reasonable basis for believing that any of the Portfolios has ceased to so qualify, or that they may not qualify as such in the future; or (b) having a reasonable basis for believing that income

                                       6
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      earned by the Portfolios from the ownership of a wholly owned subsidiary that is a controlled foreign corporation should constitute qualifying income to the Portfolios for purposes of section 851(b)(2); (viii) each of the Portfolios currently does and will continue to invest, dispose of, and hold assets in compliance with the requirements of Section 817(h) of the Code and Treasury Regulations Section 1.817-5 and any amendments or other modifications of successor provisions to such Section or Regulations, including, but not limited to, the diversification requirement therein (the "Tax Diversification Requirements"). Without limiting the foregoing, the Trust will notify LIFE COMPANY promptly after forming a reasonable belief that the Portfolio has ceased to comply with the Tax Diversification Requirements or might not so comply in the future, and the Trust shall cure any non-conformance within the period for cure afforded under Regulation Section 1.817-5; (ix) the investment policies of each Portfolio are in material compliance with any investment restrictions set forth as applicable in this Agreement, if any; (x) the Trust will use its reasonable best efforts, consistent with the requirements of the 1940 Act and each Portfolio's then-effective prospectus, to comply with any applicable state insurance laws or regulations, which efforts shall include, without limitation, the furnishing of information upon request of LIFE COMPANY that is not otherwise available to LIFE COMPANY and that is required by state insurance law to enable LIFE COMPANY to obtain the authority needed to issue the Variable Contracts in any applicable state;
      (xi) investments by the Portfolios in master limited partnerships are and will be treated as corporations rather than partnerships; (xii) the Trust shall not take any action which would reasonably be expected to impact the treatment of the Variable Contracts as annuities under Section 72 of the Code; and (xiii) the Fund has received an opinion of counsel that income earned by the Portfolios from the ownership of a wholly owned subsidiary that is a controlled foreign corporation should constitute qualifying income to the Portfolios for purposes of section 851(b)(2) of the Code.

      2.3 NBM represents and warrants that: (i) NBM is a limited liability company duly organized and in good standing under New York law and (ii) NBM is registered as an investment adviser under federal securities laws.

8.    ADDITION OF ARTICLE XI. Section XI is hereby added to the Agreement:

      XI. CONFIDENTIALITY.

            (a) Confidential Information. The parties acknowledge that, in the performance of the Agreement, they receive or have access to information about customers and other proprietary information of the other parties, including names, addresses, account balances, account numbers, account activity, social security numbers, taxpayer identification numbers, and financial and health information, as well as all forms and types of financial, business, technical, or economic information, whether tangible or intangible, and whether or how stored, compiled, or memorialized physically, electronically, graphically, photographically, or in writing ("Confidential Information"). Confidential Information excludes information that (1) is independently developed by a party without violating the disclosing party's proprietary rights, (2) is or becomes publicly known (other than through unauthorized disclosure), (3) is intentionally disclosed by the owner of such information to a third party free of any obligation of confidentiality, (4) is already known by a party, as evidenced by the written records of that party, free of an obligation of confidentiality other than pursuant to this Agreement, or (5) is rightfully received by a party free of any obligation of confidentiality.

                                       7
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            (b) Use. The parties may use Confidential Information only in connection with this Agreement and may not disclose Confidential Information to any other party except as permitted by the Gramm-Leach-Bliley Act, other applicable federal and state laws and regulations regarding privacy, this Agreement or as otherwise agreed to in writing by the parties hereto. The parties may disclose Confidential Information to their respective employees and agents or to third party vendors (1) who are involved in the issuance, administration or maintenance of a customer's account or (2) otherwise on a need-to-know basis, provided that, in each case, they have first adequately apprised any such employee, agent, and or third party vender to observe this confidentiality. In the case of employees and/or agents, the party shall provide adequate training to ensure this confidentiality. The parties will take reasonable steps to protect the Confidential Information, applying at least the same security measures and level of care as they employ to protect their own Confidential Information. If a party is compelled by applicable law to disclose any Confidential Information, the party so compelled must promptly notify, in writing, the party whose Confidential Information is being disclosed before disclosing such Confidential Information so that such other party is afforded the opportunity to seek relief from such disclosure or to limit the scope of the disclosure.

            (c) Security. Each party shall comply with all federal, state, and local law or regulation related to privacy, including Regulation S-P of the SEC and Title V of the Gramm-Leach-Bliley Act. Each party shall notify the other parties promptly upon any breach of Confidential Information. Each party shall maintain an effective information security program to protect the Confidential Information, which program includes administrative, technical, and physical safeguards:

                  (i) to insure the security and confidentiality of Confidential Information;

                  (ii) to protect against any anticipated threats or hazards to the security or integrity of such Confidential Information; and

                  (iii) to protect against unauthorized access to or use of Confidential Information which could result in substantial harm or inconvenience to either party or other affiliates, or to customers of any of them.

            (d) Injunctive Relief. The parties acknowledge that the unauthorized disclosure of Confidential Information is likely to cause irreparable injury to the disclosing party and that, in the event of a violation or threatened violation of a party's obligations hereunder, the disclosing party shall have no adequate remedy at law and shall therefore be entitled to enforce each such obligation by temporary or permanent injunctive or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights and remedies which may be available at law or in equity.

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            (e) Information Received in Error. If Confidential Information,
which is not necessary for the purposes of this Agreement, is received by one party from the other party in error, the other party shall promptly return the original and destroy all copies of the same and/or destroy or certify in writing to the requesting party that the Confidential Information has been destroyed.

            (f) Use Upon Termination. At the termination of this Agreement, or in the event a party makes a request for the return of their Confidential Information, the other parties will promptly return the original and all copies of same, or certify in writing to the requesting party that the Confidential Information has been destroyed, provided however, that each party shall retain Confidential Information in its possession necessary to service its customers. This Confidentiality provision shall survive the termination of this Agreement.

9. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

10. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

THE UNITED STATES LIFE                NEUBERGER BERMAN
INSURANCE COMPANY IN THE              MANAGEMENT LLC
CITY OF NEW YORK

                                      By: /s/
By: /s/ Robert J. Scheinerman             -----------------------------
    -----------------------------     Name:
Name:   Robert J. Scheinerman         Title:
Title:  Executive Vice President,
        Individual and Group
        Retirement

For Notices:                          NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
The United States Life Insurance
Company in the City of New York       By: /s/
2919 Allen Parkway, L4-01                 -----------------------------
Houston, TX 77019                     Name:
Attn: Legal Department                Title:

                                      For Notices:
                                      Neuberger Berman Management LLC
                                      605 Third Avenue - 2nd Floor
                                      New York, NY 10158-0180
                                      Attention:  Intermediary Support Services
                                      cc:         Legal Department, Mutual Funds
                                      telephone:  (646) 497-4671
                                      telecopier: (212) 519-1067

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                                   APPENDIX A

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST PORTFOLIOS

The currently available Portfolios of the TRUST are:

Absolute Return Multi-Manager Portfolio - S Class
Guardian Portfolio - S Class
International Equity Portfolio - S Class
Mid Cap Growth Portfolio - S Class Mid
Cap Intrinsic Value Portfolio - S Class
Small Cap Growth Portfolio - S Class
Socially Responsive Portfolio - S Class

Balanced Portfolio - I Class
Growth Portfolio - I Class
Guardian Portfolio - I Class
Large Cap Value Portfolio - I Class
Mid Cap Growth Portfolio - I Class
Mid Cap Intrinsic Value Portfolio - I Class
Short Duration Bond Portfolio - I Class
Socially Responsive Portfolio - I Class

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                                            APPENDIX B

SEPARATE ACCOUNTS                   CONTRACTS
----------------------------------  --------------------------------------------
Separate Account USL VL-R           Platinum Investor VUL
                                    Platinum Investor Survivor VUL
                                    Platinum Investor PLUS VUL
                                    Platinum Investor Survivor II VUL
                                    Platinum Investor VIP VUL
                                    Protection Advantage Select VUL
                                    Income Advantage Select VUL
                                    Survivor Advantage VUL

Separate Account USL VA-R           Platinum Investor Immediate Variable Annuity

FSA Variable Separate Account       Polaris Select Investor Variable Annuity

                                       11